EXECUTION COPY
EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT dated as of October 14, 2011 (this “First Amendment”) to the Credit Agreement (as defined below) referred to below among Holdings (as defined below), the Borrower (as defined below), the Tranche C Term Lenders referred to herein, the Administrative Agent (as defined below), the Collateral Agent (as defined below) and Morgan Stanley Senior Funding, Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arrangers and joint bookrunners (in such capacities, the “Tranche C Arrangers”) for the Tranche C Term Loans referred to herein.

RECITALS

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of May 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSI Investments I Limited, an Irish private limited company (“Holdings”), SkillSoft Corporation, a Delaware corporation (“Borrower”), the several banks, other financial institutions and institutional investors from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower is party to that certain Acquisition Agreement (as defined below) pursuant to which it is making the Acquisition (as defined below); and

WHEREAS, pursuant to and in accordance with Section 2.24 of the Credit Agreement, the Borrower has requested that an additional tranche of term loans in an aggregate principal amount of $90,000,000 (the “Tranche C Term Loans”) be made available to the Borrower as Other Term Loans (as defined in the Credit Agreement), and the Tranche C Term Lenders (as defined below) have agreed, upon the terms and subject to the conditions set forth herein, to make the Tranche C Term Loans.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  As used in this First Amendment:

(a)  “Acquired Business Loan Party” shall mean Element K and each of its Subsidiaries which is becoming a Loan Party in connection with the Acquisition pursuant to the terms of the Credit Agreement on the First Amendment Effective Date.

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(b)  “Acquisition” shall mean the direct or indirect acquisition by the Borrower and SkillSoft Ireland Limited of the “Purchased Assets” and the “Shares” (in each case as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement.

(c)  “Acquisition Agreement” shall mean the Purchase Agreement dated as of October 14, 2011 (as may be amended or modified from time to time) by and among the Borrower, SkillSoft Ireland Limited, Element K, NIIT Ventures, Inc. and NIIT (USA), Inc.

(d)  “Element K” shall mean Element K Corporation, a Delaware corporation.

(e)  “Letter of Intent” shall mean the Letter of Intent dated August 29, 2011 (as may be amended or modified from time to time) by and among the Borrower, SkillSoft Ireland Limited and NIIT Ventures, Inc.

(f)  “Syndication Date” shall mean the earlier of (i) the date that is 90 days after the First Amendment Effective Date or (ii) the date on which a “Successful Syndication” as previously agreed to in writing by the Borrower and the Tranche C Arrangers has occurred.

(g)  “Transactions” shall mean (i) the execution, delivery and performance by Holdings, the Borrower and each of the other Loan Parties of this First Amendment, the Acknowledgments (as defined below) and each other agreement or instrument contemplated hereby to which it is or will be a party, including, in the case of the Borrower, the borrowing of the Tranche C Term Loans, (ii) the Acquisition (as defined in this First Amendment), (iii) the repayment of the existing Indebtedness of Element K and its Subsidiaries, (iv) any other transactions related to or entered into in connection with any of the foregoing and (v) the payment of the fees and expenses incurred in connection with any of the foregoing.

SECTION 2.  Amendment of the Credit Agreement.  a)The Tranche C Term Loans shall be deemed to be “Incremental Term Loans”, “Other Term Loans” and “Loans”, the Tranche C Term Loan Commitments shall be deemed to be “Incremental Commitments”, the Tranche C Term Lenders shall be deemed to be “Incremental Term Lenders”, “Term Lenders” and “Lenders” and this First Amendment, together with all Tranche C Pricing Notices, shall be deemed to be a “Loan Document” and the “Incremental Term Loan Assumption Agreement” in respect of the Tranche C Term Loans, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(b)  Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)  by adding the following new definitions, to appear in proper alphabetical order:

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“First Amendment” shall mean that certain First Amendment dated as of October 14, 2011 by and among Holdings, the Borrower, the Tranche C Term Lenders, the Administrative Agent, the Collateral Agent and the Tranche C Arrangers.

“First Amendment Effective Date” shall mean the date on which both (i) the conditions set forth in Section 3 of the First Amendment are satisfied (or, other than with respect to the conditions to effectiveness that are required under the terms of the Credit Agreement prior to the effectiveness of the First Amendment, waived by the Administrative Agent and the Tranche C Arrangers) and (ii) the Tranche C Term Lenders have made the Tranche C Term Loans.

“Tranche C Arrangers” shall mean Morgan Stanley Senior Funding, Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, in their capacities as joint lead arrangers and joint bookrunners for the Tranche C Term Loans.

“Tranche C Pricing Notice” shall mean a notice by the Tranche C Arrangers which has been delivered to the Administrative Agent and the Borrower and in accordance with the “market flex” provisions previously agreed to in writing by the Borrower and the Tranche C Arrangers, setting forth interest rates, discount and fees and such other pricing terms, in each case with respect to the Tranche C Term Loans.

“Tranche C Term Loan Commitment” shall mean, with respect to each Tranche C Term Lender, the commitment, if any, of such Tranche C Term Lender to make Tranche C Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Tranche C Term Lender assumed its Tranche C Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Tranche C Term Lender pursuant to Section 9.04.

“Tranche C Term Lender” shall mean each Lender that has a Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan.

“Tranche C Term Loan Facility” shall mean the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder.

“Tranche C Term Loans” shall mean incremental term loans made by the Tranche C Term Lenders to the Borrower pursuant to Section 2.01(c).

(ii)  by amending and restating the following definitions:

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“Applicable Margin” shall mean, for any day, (a) for each Type of Term Loan (other than a Tranche C Term Loan), the rate per annum equal to 4.75% for Eurodollar Term Loans and 3.75% for ABR Term Loans, (b) for Swingline Loans and each Type of Revolving Loan, the rate per annum equal to 4.50% for Eurodollar Revolving Loans and 3.50% for ABR Revolving Loans and Swingline Loans and (c) for each Type of Tranche C Term Loan, the rate per annum equal to 4.75% for Eurodollar Tranche C Term Loans and 3.75% for ABR Tranche C Term Loans, and in the case of this clause (c) as such rates may be adjusted by any Tranche C Pricing Notice.

“Facility” shall mean each of the (a) Term Loan Facility, (b) Revolving Credit Facility and (c) Tranche C Term Loan Facility.

(c)  Section 2.01 of the Credit Agreement is hereby amended by adding the following new clause (c):

“(c)  Subject to the terms and conditions hereof, each Tranche C Term Lender agrees, severally and not jointly, to make a Tranche C Term Loan to the Borrower on the First Amendment Effective Date in a principal amount not to exceed its Tranche C Term Loan Commitment  The full amount of the Tranche C Term Loan Commitments must be drawn in a single drawing on the First Amendment Effective Date and amounts paid or prepaid in respect of Tranche C Term Loans may not be reborrowed.”

(d)  Section 2.05(d) of the Credit Agreement is hereby amended by adding the following sentences to the end thereof:

“The Borrower agrees to pay on the First Amendment Effective Date to each of the Tranche C Term Lenders party to the First Amendment on the First Amendment Effective Date, as fee compensation for the funding of such Tranche C Term Lenders’ Tranche C Term Loans, closing fees in an amount equal to 3.50% of the aggregate principal amount of such Tranche C Term Lender’s Tranche C Term Loan Commitment, payable from the proceeds of the Tranche C Term Loans as and when funded on the First Amendment Effective Date.  Such closing fees will be in all respects fully earned, due and payable on the First Amendment Effective Date and non-refundable and non-creditable thereafter.  Additionally, if any Tranche C Pricing Notice is delivered, the Borrower agrees to pay promptly after receipt thereof after the First Amendment Effective Date to each of the Tranche C Term Lenders party to the First Amendment on the First Amendment Effective Date, as additional fee compensation for the funding of such Tranche C Term Lenders’ Tranche C Term Loans, additional closing fees in an amount equal to the percentage set forth under the heading “Additional Closing Fees” in such Tranche C Pricing Notice of the aggregate principal amount of such

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Tranche C Term Lender’s Tranche C Term Loan Commitment (prior to giving effect to the funding thereof on the First Amendment Effective Date).  Such additional closing fees will be in all respects fully earned, due and payable upon delivery of such Tranche C Pricing Notice and non-refundable and non-creditable thereafter.  In the event that any Tranche C Term Lender party to the First Amendment on the First Amendment Effective Date assigns any of its Tranche C Term Loans prior to the Syndication Date as part of the initial syndication thereof at a price (compared to par) that is greater than par minus the closing fees (as a percentage of the aggregate principal amount of such Tranche C Term Loans) received by such Tranche C Term Lender pursuant to the previous four sentences prior to the effective date of such assignment, such Tranche C Term Lender shall promptly pay to the Borrower such differential with respect to such Tranche C Term Loans.”

(e)  Section 2.09(a) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

“The Tranche C Term Loan Commitments shall automatically terminate upon the making of the Tranche C Term Loans on the First Amendment Effective Date.”

(f)  Section 2.11 of the Credit Agreement is hereby amended by adding the following new clause (a)(iii):

“(iii)  On each Repayment Date, commencing on the first such date to occur after the First Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Tranche C Term Lenders, a principal amount of the Tranche C Term Loans (as adjusted from time to time pursuant to Section 2.11, Section 2.12 and Section 2.13(e)) equal to (x) for each Repayment Date prior to the Term Loan Maturity Date, 0.25% of the original outstanding principal amount thereof immediately after the funding on the First Amendment Effective Date, and (y) on the Term Loan Maturity Date, the entire remaining unpaid principal amount thereof, together in each case with accrued and unpaid interest on the amount to be paid to but excluding the date of such payment.  For the avoidance of doubt, the Incremental Term Loan Maturity Date in respect of the Tranche C Term Loans shall be the Term Loan Maturity Date.”

(g)  Section 2.12(b) of the Credit Agreement is hereby amended and restated as follows:

“(b)  Optional prepayments of Term Loans shall be applied to the scheduled amortization payments as directed by the Borrower and shall be applied ratably as between Term Loans and any Other Term Loans.”

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(h)  Section 2.13 of the Credit Agreement is hereby amended by adding the following new clause (h):

“(h)  For the avoidance of doubt, except as set forth in Section 2.13(e) with regard to Lenders declining prepayment, mandatory prepayments of Term Loans shall be applied ratably as between Term Loans and any Other Term Loans.”

(i)  Section 2.24 of the Credit Agreement is hereby amended by adding the following new clause (e):

“(e)  For the avoidance of doubt, the Tranche C Term Loans shall be deemed to be “Incremental Term Loans”, “Other Term Loans” and “Loans”, the Tranche C Term Loan Commitments shall be deemed to be “Incremental Term Loan Commitments”, the Tranche C Term Lenders shall be deemed to be “Incremental Term Lenders”, “Term Lenders” and “Lenders” and this First Amendment, together with all Tranche C Pricing Notices, shall be deemed to be a “Loan Document” and the “Incremental Term Loan Assumption Agreement” in respect of the Tranche C Term Loans, in each case, for all purposes of the Credit Agreement and the other Loan Documents.”

(j)  Section 5.08 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“The Borrower shall use the proceeds of the Tranche C Term Loans solely (a) to finance the Acquisition (as defined in the First Amendment), (b) to repay any existing Indebtedness (together with accrued interest, fees and premium thereon) of Element K and its Subsidiaries and (c) to pay fees and expenses in connection with the Transactions (as defined in the First Amendment).”

(k)  Schedule 2.01 to the Credit Agreement is hereby amended by supplementing such Schedule 2.01 with the information contained in Annex I hereto.

(l)  Exhibit C to the Credit Agreement is hereby amended and restated in the form set forth in Annex III hereto.

SECTION 3.  Conditions to Lending and Effectiveness of First Amendment.  The effectiveness of this First Amendment and the obligations of each Tranche C Term Lender to make a Tranche C Term Loan are subject to the satisfaction of the following conditions:

(a)  This First Amendment shall have been duly executed by Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Tranche C Term Lenders and the Tranche C Arrangers and delivered to the Administrative Agent.  The Acknowledgments, substantially in the form attached hereto as Annex II (the “Acknowledgments”), shall have been duly executed by each Loan Party (after

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giving effect to the Acquisition (as defined in this First Amendment)) and delivered to the Administrative Agent.

(b)  At the time of and immediately after the making of the Tranche C Term Loans, no Default or Event of Default shall have occurred and be continuing.

(c)  The representations and warranties set forth in each Loan Document (including those set forth in Section 4 of this First Amendment) shall be true and correct in all material respects on and as of the date of the making of the Tranche C Term Loans with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on such respective dates.

(d)  The Administrative Agent shall have received a notice of Borrowing from the Borrower pursuant to Section 2.03 of the Credit Agreement with respect to the Tranche C Term Loans.

(e)  At the time of and immediately after the making of the Tranche C Term Loans, the making of such Tranche C Term Loans will not violate any Requirement of Law.

(f)  The conditions set forth in Section 2.24 of the Credit Agreement to the making of the Tranche C Term Loans shall have been satisfied.

(g)  The Acquisition (as defined in this First Amendment) shall have been consummated substantially concurrently with the funding of the Tranche C Term Loans in accordance with the Letter of Intent and the Acquisition Agreement.

(h)  Substantially concurrently with the funding of the Tranche C Term Loans, all principal, premium, if any, interest, fees and other amounts due or outstanding under any existing Indebtedness of Element K and its Subsidiaries shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(i)  The Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Arrangers, the Lenders (including the Tranche C Term Lenders), the Tranche C Arrangers and the Issuing Bank, satisfactory written opinions of counsel for the Loan Parties (after giving effect to the Acquisition (as defined in this First Amendment)), in each case (i) dated the First Amendment Effective Date and (ii) addressed to the Administrative Agent, the Collateral Agent, Arrangers, the Lenders (including the Tranche C Term Lenders), the Tranche C

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Arrangers and the Issuing Bank, and in each case, each of their permitted assigns.  The Loan Parties hereby request such counsel to deliver such opinions.

(j)  The Administrative Agent shall have received a certificate duly executed by a Financial Officer of the Borrower certifying as to the satisfaction of the conditions precedent set forth in clauses (b), (c) and (f) of this Section 3.

(k)  The Administrative Agent shall have received from the Borrower payment in immediately available funds of all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) and other compensation required to be paid on the First Amendment Effective Date to the Tranche C Arrangers, the Administrative Agent, the Collateral Agent and the Tranche C Term Lenders.

(l)  The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis, immediately after the consummation of the transactions to occur on the First Amendment Effective Date, are solvent.

(m)  The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of Holdings, the Borrower and each Acquired Business Loan Party, certified (to the extent available and reasonably obtainable prior to the First Amendment Effective Date in any non-U.S. jurisdiction) as of a recent date by the Secretary of State of the state of its organization (or similar Governmental Authority in any foreign jurisdiction with respect to any Person organized outside the United States), and a certificate as to the good standing (to the extent available and reasonably obtainable prior to the First Amendment Effective Date in any non-U.S. jurisdiction) of Holdings, the Borrower and each Acquired Business Loan Party as of a recent date, from such Secretary of State (or similar Governmental Authority in any foreign jurisdiction with respect to any Person organized outside the United States); (ii) a certificate of the Secretary or Assistant Secretary (or of an officer or director with knowledge of the matters specified in clauses (A) through (D) of this Section 3(m)) of Holdings, the Borrower and each Acquired Business Loan Party dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Person as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, including the granting of the Liens contemplated to be granted by it under the Security Documents and the Guaranteeing of the Obligations as contemplated by the Guarantee and Collateral Agreement and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and

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effect, (C) that the certificate or articles of incorporation or other formation documents of such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Person; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary (or of an officer or director with knowledge of the matters specified in clauses (A) through (D) of this Section 3(m)) executing the certificate pursuant to (ii) above.

(n)  The Borrower shall have satisfied the requirements of Section 5.09 of the Credit Agreement with respect to the Persons and assets acquired in connection with the Acquisition, provided that it is agreed that to the extent any security interest in Collateral of the Acquired Business Loan Party and its Subsidiaries is not perfected on the First Amendment Effective Date after the Borrower’s use of commercially reasonable efforts to do so (it being understood that at a minimum the Borrower will deliver UCC-1 financing statements and pledged equity certificates of the Acquired Business Loan Party), the perfection of such security interest in such Collateral shall not constitute a condition precedent to the effectiveness of this First Amendment and the obligations of each Tranche C Term Lender to make a Tranche C Term Loan.

(o)  The Borrower shall have provided the documentation and other information to the Administrative Agent, the Tranche C Arrangers and the Tranche C Term Lenders that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the Patriot Act and that have been reasonably requested by the Tranche C Arrangers at least ten Business Days prior to the First Amendment Effective Date.

SECTION 4.  Representations and Warranties. To induce the other parties hereto to enter into this First Amendment and the Tranche C Term Lenders to make the Tranche C Term Loans, Holdings and the Borrower hereby represent and warrant to the Administrative Agent, the Tranche C Arrangers and the Tranche C Term Lenders that, as of the date hereof after giving effect to the consummation of the Acquisition and the borrowing of the Tranche C Term Loans:

(a)  Holdings, the Borrower and each of the other Loan Parties has the power and authority, and the legal right, to execute, deliver and perform its obligations under this First Amendment, the Acknowledgments and each other agreement or instrument contemplated hereby to which it is or will be a party, including, in the case of the Borrower, to borrow the Tranche C Term Loans.

(b)  The Transactions (as defined in this First Amendment) (x) have been duly authorized by all requisite corporate, partnership, public limited liability company or limited liability company and, if required, stockholder, shareholder,

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partner or member action on behalf of the Loan Parties and (y) will not (I) violate (A) any provision of law, statute, rule or regulation, or of the memorandum or articles of association, certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any order of any Governmental Authority or arbitrator applicable to any Loan Party or (C) any provision of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, except to the extent that such violation of clauses (A), (B) or (C) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (II) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except to the extent that such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (III) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than Liens created under the Security Documents and liens permitted by Section 6.02 of the Credit Agreement.  The Tranche C Term Loan Facility (as defined in the First Amendment) has been incurred in accordance with the terms of the Credit Agreement.

(c)  This First Amendment has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each Acknowledgment and other Loan Document executed in connection herewith when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, court protection, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

(d)  No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is required in connection with this First Amendment and the Acknowledgments, except for (a) the filing of UCC financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office, and other recordings and filings in connection with the Liens granted to the Collateral Agent under the Security Documents, (b) recordation of the Mortgages, if any, (c) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law (including, to the extent applicable, the Perfection Requirements) and (d) those actions, consents, approvals, registrations, filings, Permits, notices or actions, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)  No Default or Event of Default has occurred and is continuing.

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(f)  The representations and warranties set forth in each Loan Document (including those set forth in Section 4 of this First Amendment) are true and correct in all material respects on and as of the date of the making of the Tranche C Term Loans with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided, however, that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects on such respective dates.

SECTION 5.  Effects on Loan Documents.  b)Except as specifically amended herein or adjusted by any Tranche C Pricing Notices, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)  The execution, delivery and effectiveness of this First Amendment and any Tranche C Pricing Notices shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents.

(c)  The Borrower and the other parties hereto acknowledge and agree that, on and after the First Amendment Effective Date, this First Amendment, the Acknowledgements and each of the other Loan Documents to be executed and delivered by a Loan Party (including the Acquired Business Loan Parties) shall constitute a Loan Document for all purposes of the Credit Agreement.

(d)  On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(e)  Nothing herein shall be deemed to entitle Holdings and the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(f)  Section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

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SECTION 6.  Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 9.05 of the Credit Agreement.  The Borrower hereby confirms that the indemnification provisions set forth in Section 9.05 of the Credit Agreement shall apply to this First Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

SECTION 7.  Tranche C Arrangers.  The Borrower, the Tranche C Term Lenders and the Tranche C Arrangers agree that (a) the Tranche C Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and Arrangers pursuant to Article VIII and Section 9.05 of the Credit Agreement and (b) except as otherwise agreed to in writing by the Borrower and the Tranche C Arrangers, the Tranche C Arrangers shall have no duties, responsibilities or liabilities with respect to this First Amendment, the Credit Agreement or any other Loan Document.

SECTION 8.  Tranche C Term Lenders.  By executing and delivering this First Amendment, each Tranche C Term Lender shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such Tranche C Term Lender is legally authorized to enter into this First Amendment and the Credit Agreement; (ii) such Tranche C Term Lender confirms that it has received a copy of this First Amendment and the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) of the Credit Agreement or delivered pursuant to Section 5.04 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and the Credit Agreement; (iii) such Tranche C Term Lender will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Arrangers, the Tranche C Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this First Amendment and the Credit Agreement; (iv) such Tranche C Term Lender appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this First Amendment and the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such Tranche C Term Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this First Amendment and the Credit Agreement are required to be performed by it as a Tranche C Term Lender.

SECTION 9.  Consents.  For purposes of Section 9.04 of the Credit Agreement, the Borrower hereby consents to any assignee of Morgan Stanley Senior Funding, Inc., Barclays Bank PLC or any of their respective Affiliates becoming a Tranche C Term Lender in connection with the initial syndication of the Tranche C Term Loan Facility.

SECTION 10.  Incremental Term Loan Assumption Agreement; Notice.  This First Amendment shall constitute the Incremental Term Loan Assumption Agreement in

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connection with the Tranche C Term Loans required to be delivered by the Borrower and each Tranche C Term Lender pursuant to Section 2.24 of the Credit Agreement and shall constitute the amendment to the Credit Agreement referred to in Section 2.24(b) of the Credit Agreement.  Each Tranche C Term Lender, by executing this First Amendment, shall become a party to the Credit Agreement as an Incremental Term Lender.  This First Amendment shall constitute the notice required to be delivered by the Borrower pursuant to the first two sentences of Section 2.24(a) of the Credit Agreement.  If they are requested to do so by the Tranche C Arrangers, the Borrower and the other Loan Parties shall countersign a Tranche C Pricing Notice but the failure to do so shall not affect the enforceability of such Tranche C Pricing Notice.

SECTION 11.  APPLICABLE LAW.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.  Amendments; Execution in Counterparts; Severability.  c)This First Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein or therein.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b)  This First Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Tranche C Arrangers and the Tranche C Term Lenders.

(c)  This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this First Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this First Amendment.

(d)  In the event any one or more of the provisions contained in this First Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SSI INVESTMENTS I LIMITED

By:       /s/ Imelda Shine

Name:  Imelda Shine

Title:  Director

SKILLSOFT CORPORATION

By:       /s/ Thomas McDonald

Name:  Thomas McDonald

Title:  Chief Financial Officer

[Signature Page to First Amendment]

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MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent, Tranche C Arranger and Tranche C Term Lender

By:       /s/ Reagan C. Philipp

Name:   Reagan Philipp

Title:  Vice President

[Signature Page to First Amendment]

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BARCLAYS BANK PLC, as Tranche C Arranger

By:   /s/ Kevin Cullen

Name:  Kevin Cullen

Title:  Director

[Signature Page to First Amendment]

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ANNEX I

TRANCHE C TERM LENDERS AND TRANCHE C TERM LOAN COMMITMENTS

TRANCHE C TERM LENDER	TRANCHE C TERM LOAN COMMITMENT
Morgan Stanley Senior Funding, Inc.	$90,000,000

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ANNEX II

ACKNOWLEDGMENT

Reference is made to the First Amendment dated as of October 14, 2011 (the “First Amendment”), to the Amended and Restated Credit Agreement dated as of May 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SSI Investments I Limited, an Irish private limited company (“Holdings”), SkillSoft Corporation, a Delaware corporation (“Borrower”), the several banks, other financial institutions and institutional investors from time to time parties thereto (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the First Amendment, as applicable.

WHEREAS, pursuant to and in accordance with Section 2.24 of the Credit Agreement, the Borrower has requested that an additional tranche of term loans in an aggregate principal amount of $90,000,000 (the “Tranche C Term Loans”) be made available to the Borrower as Other Term Loans (as defined in the Credit Agreement), and the Tranche C Term Lenders (as defined below) have agreed, upon the terms and subject to the conditions set forth herein, to make the Tranche C Term Loans; and

WHEREAS, it is the intention of the parties to the First Amendment that the Obligations (as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Tranche C Term Loans.

The undersigned hereby (i) acknowledges and agrees that the Tranche C Term Loans are Loans and the Tranche C Term Lenders are Lenders, (ii) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties (including the Tranche C Term Lenders) and reaffirms the guaranties made pursuant to the Guarantee and Collateral Agreement, (iv) acknowledges and agrees that the grants of security interests by it and its guaranties contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the First Amendment and any Tranche C Pricing Notice delivered on or prior to the Syndication Date to the Administrative Agent and the Borrower, (v) agrees that the Obligations (as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Tranche C Term Loans and (vi) agrees that each Tranche C Pricing Notice, if delivered on or prior to the Syndication Date to the Administrative Agent and the Borrower, shall be binding on each of the Administrative Agent, the Borrower and the undersigned without the further action or consent of any party.

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[INSERT SIGNATURE BLOCK FOR RELEVANT LOAN PARTY]

By:

Name:

Title:

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ANNEX III

FORM OF ASSIGNMENT AND ACCEPTANCE

[To Be Provided Under Separate Cover]

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